SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                             95-4654481
       (State or Other Jurisdiction of    (I.R.S. Employer Identification No.)
       Incorporation or Organization)
--------------------------------------------------------------------------------

                            3820 SOUTH HILL STREET
                            LOS ANGELES, CALIFORNIA                  90037
                     (Address of Principal Executive Offices)      (Zip Code)

                      TAG-IT PACIFIC, INC. 1997 STOCK PLAN
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                              TAG-IT PACIFIC, INC.
                             3820 SOUTH HILL STREET
                          LOS ANGELES, CALIFORNIA 90037
                     (Name and Address of Agent for Service)

                                 (323) 234-9606
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             JOHN J. MCILVERY, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                        Proposed Maximum     Proposed Maximum
Title of Securities to be    Amount to be Registered     Offering Price         Aggregate            Amount of
       Registered                                           Per Share         Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock,                 615,000 Shares (1)          $ 5.0625(2)         $ 3,113,438(2)            $ 866
$0.001 par value
===================================================================================================================

(1)Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1997 Stock Plan.
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on July 28, 1999.

      PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

      On April 16, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

      THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

      5.1   Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

      23.1  Consent of BDO Seidman, LLP.

      23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
Exhibit 5.1).

      24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of July 1999.

                                              TAG-IT PACIFIC, INC.
                                              (Registrant)

                                            By:  /s/ FRANCIS SHINSATO
                                                ------------------------------
                                                Francis Shinsato
                                                Chief Executive Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Colin Dyne and Francis Shinsato, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                          TITLE                           DATE

   /s/ MARK DYNE                   Chairman of the Board of        July 28, 1999
------------------------------     Directors
Mark Dyne

   /s/ COLIN DYNE                  Chief Executive Officer and     July 28, 1999
------------------------------     Director
Colin Dyne

                                   President and Director
-----------------------------
Harold Dyne

   /s/ FRANCIS SHINSATO            Chief Financial Officer         July 28, 1999
------------------------------     (Principal Financial
Francis Shinsato                   and Accounting Officer)

   /s/ KEVIN BERMEISTER            Director                        July 28, 1999
------------------------------
Kevin Bermeister

                                   Director
------------------------------
Brent Cohen

   /s/ MICHAEL KATZ                Director                        July 12, 1999
------------------------------
Michael Katz

   /s/ PAUL MARKILES               Director                        July 28, 1999
------------------------------
Paul Markiles

                                EXHIBIT INDEX


EXHIBIT NO.                  EXHIBIT DESCRIPTION


5.1              Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1             Consent of BDO Seidman, LLP.

23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).